A Professional Corporation

                             16501 Ventura Boulevard
                                    Suite 650
                            Encino, California 91436

                               Tel: (818) 990-4204
                               Fax: (818) 990-4944



January 12, 2001


We consent to the incorporation by reference in the Registration Statement on Form S-8 (2001 Employee Stock Compensation Plan), of our report, dated March 27, 2000, except for Note 9 as to which the date is December 21, 2000, appearing in the Annual Report on Form 10-KSB for the year ended December 31, 1999, on the consolidated financial statements of SBI Communications, Inc. and our review reports on the financial statements submitted in Form 10-QSB for the quarters ended March 31, June 30, and September 30, 2000.



/s/ Jay J. Shapiro, C.P.A. P.C.
--------------------------
JAY J. SHAPIRO, C.P.A.
a professional corporation








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